SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 3, 2008

GREEN PLAINS RENEWABLE ENERGY, INC.
 (Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of incorporation)

333-121321	84-1652107
(Commission file number)	(IRS employer identification no.)

105 N. 31st Avenue, Suite 103, Omaha, Nebraska	68131
(Address of principal executive offices)	(Zip code)

(402) 884-8700

 (Registrant’s telephone number, including area code)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

After completing the previously-disclosed merger with Great Lakes Cooperative (“Great Lakes”) on April 3, 2008, Green Plains Renewable Energy, Inc. (“Green Plains”) created a wholly-owned subsidiary, Green Plains Grain Company LLC (“GPG”), to assume all of Great Lakes’ assets and liabilities, with the exception of certain investments in regional cooperatives that were excluded from the merger.

To facilitate the merger and finance GPG’s working capital requirements, Green Plains and GPG have executed loan agreements with various lenders totaling approximately $56.75 million.

GPG Loan Agreement

GPG entered into a credit agreement with the First National Bank of Omaha (“FNBO”). The FNBO credit agreement, and related loan agreements including the Revolving Credit Note, Term Note, Security Agreement,  Post-Closing Agreement, and mortgages (individually and collectively, the “GPG Loan Agreements”) involved total term and revolving credit commitments of $39.0 million.

The term loan proceeds, which totaled $9.0 million, were used to refinance existing debt as well as pay the former Great Lakes’ members a portion of the $12.5 million cash merger consideration. The revolving loan proceeds, which totaled $30.0 million, were used to repay amounts outstanding under Great Lakes’ revolving credit agreement with CoBank, ACB and will be used for working capital purposes for GPG.  The term loan expires on April 3, 2011, and the revolving loan expires on April 3, 2010. Payments of $225,000 under the term loan are due on the last business day of each calendar quarter.  The loans will bear interest at either the base rate (prime) minus 0.25% to plus 0.75% or short-term fixed rates at LIBOR (1, 2, 3 or 6 month) plus 1.75% to 2.75% (each depending on GPG’s Fixed Charge Ratio for the preceding four fiscal quarters).  Under the GPG Loan Agreement, the Fixed Charge Ratio is defined as adjusted EBITDAR divided by Fixed Charges, which are the sum of GPG’s interest expense, current maturities under the term loan, rent expense and lease expenses.  Adjusted EBITDAR is defined as net income plus interest expense, rent and lease expense, and noncash expenses (including depreciation and amortization expense, deferred income tax expense and unrealized gains and losses on futures contracts), less interest income and certain capital expenditures.

As security for the loans, the lender received a first-position lien on real estate, equipment, inventory and accounts receivable owned by GPG.

In accordance with the GPG Loan Agreements, GPG is required to adhere to certain financial covenants and restrictions, including the following:

•

GPG must maintain working capital of at least $7.0 million. The working capital requirement is increased to $9.0 million in fiscal 2009 and $11.0 million in fiscal 2010.

•

GPG must maintain tangible net worth of at least $10.0 million. The tangible net worth requirement is increased to $12.0 million in fiscal 2009 and $15.0 million in fiscal 2010.

•

GPG must maintain a Fixed Charge Ratio of 1.10x or more and a Senior Leverage Ratio that does not exceed 2.25x.  Senior Leverage Ratio is debt, excluding amounts under the Revolving Credit Note, divided by EBITDAR as defined.

•

Capital expenditures for GPG are restricted to $2.5 million during fiscal 2008. That amount is reduced to $1 million for subsequent years; provided, however, that any unused portion from any fiscal year may be added to the limit for the next succeeding year.

Concurrently, Green Plains entered into a Post-Closing Agreement with FNBO. Green Plains agreed to invest up to $2.0 million in GPG if required for compliance with financial covenants and guaranty certain of GPG’s obligations.

Green Plains Loan Agreement

Green Plains entered into various fixed-priced corn purchase and sale contracts with Great Lakes subsequent to the execution of the original merger agreement in August 2007. At March 31, 2008, Green Plains had open contracts for 11.9 million bushels of corn from April 2008 through February 2009. Green Plains and Great Lakes agreed to accelerate the sale of the corn and the related payment for 4.0 million bushels. The corn will be stored in GPG’s elevators until required for Green Plains’ ethanol operations. To finance the payment of this grain, Green Plains entered into a Business Loan Agreement, Commercial Pledge Agreement, and two Promissory Notes with Americana Community Bank (individually and collectively, the “Green Plains Loan Agreements”) totaling $16.0 million. Great Lakes utilized the proceeds from the grain sales to repay amounts outstanding under its revolving credit agreement with CoBank, ACB.

The Green Plains Loan Agreements are secured by negotiable grain warehouse receipts issued to Green Plains on 4.0 million bushels of corn. Under the terms of the Green Plains Loan Agreements, Green Plains is required to maintain a minimum loan to value ratio and was required to purchase put options to minimize the underlying commodity price risk of the corn.

Pursuant to the terms of the Green Plains Loan Agreements, Green Plains is required to make monthly interest payments at a 10% per annum interest rate beginning on May 1, 2008. Green Plains is required to make principal payments of $4.0 million on June 20, 2008 and July 20, 2008. The remaining principal balance of $8.0 million is due at maturity on August 20, 2008. Green Plains expects to utilize the corn in its ethanol operations consistent with the loan maturity schedule.

Americana Community Bank received a loan origination fee of $450,000.

GPG Equipment Financing Agreement

On April 3, 2008, GPG executed two separate equipment financing agreements with AXIS Capital Inc. totaling $1.75 million (individually and collectively, the “GPG Equipment Financing Agreements”). These GPG Equipment Financing Agreements provide financing for designated vehicles, implements and machinery acquired as a result of the merger. Green Plains agreed to guaranty the GPG Equipment Financing Agreements.  Pursuant to the terms of the agreements, GPG is required to make forty-eight monthly payments totaling of $43,341 each. The first payments were made at the time of closing.

The President and Chief Executive Officer of AXIS Capital Inc., Gordon F. Glade, is a member of Green Plains’ Board of Directors.

Item 2.01.  Completion of Acquisition of Disposition of Assets.

Reference is made to Item 1.01, which disclosure is herein incorporated by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to Item 1.01, which disclosure is herein incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Number	Description
10.1 10.2 10.3 10.4 10.5 10.6 10.7 10.8 10.9 10.10 10.11

Credit Agreement between Green Plains Grain Company LLC and First National Bank of Omaha, executed April 3, 2008.

Revolving Credit Note made by Green Plains Grain Company LLC in favor of First National Bank of Omaha, executed April 3, 2008.

Term Loan Note made by Green Plains Grain Company LLC in favor of First National Bank of Omaha, executed April 3, 2008.

Security Agreement between Green Plains Grain Company LLC and First National Bank of Omaha, executed April 3, 2008.

Fee Agreement between Green Plains Grain Company LLC and First National Bank of Omaha, executed April 3, 2008.

Post-Closing Agreement between Green Plains Grain Company LLC and First National Bank of Omaha, executed April 3, 2008.

Business Loan Agreement between Green Plains Grain Company LLC and Americana Community Bank, executed April 3, 2008.

Commercial Pledge Agreement between Green Plains Grain Company LLC and Americana Community Bank, executed April 3, 2008.

Promissory Note made by Green Plains Grain Company LLC in favor of Americana Community Bank, executed April 3, 2008.

Promissory Note made by Green Plains Grain Company LLC in favor of Americana Community Bank, executed April 3, 2008.

AXIS Capital Inc. Equipment Financing Agreements, effective April 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2008	GREEN PLAINS RENEWABLE ENERGY, INC. By: /s/ Wayne B. Hoovestol Wayne B. Hoovestol Chief Executive Officer (Principal Executive Officer)

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